RESORT INCOME INVESTORS, INC.
                        150 South Wacker Drive
                              Suite 2900
                        Chicago, Illinois 60606
                             312-683-3323

                         --------------------

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         --------------------

To the Stockholders of
Resort Income Investors, Inc.:

     The Annual Meeting of Stockholders (the "Meeting") of Resort Income Investors, Inc., a Delaware corporation (the "Company"), will be convened at The 410 Club, 410 North Michigan Avenue, Chicago, Illinois 60611 on June 25, 1997 at 10:00 a.m. (Central Standard Time) (the "Meeting Date") pursuant to this notice. All Stockholders are entitled to attend the Meeting on the Meeting Date if they so elect. The Company is soliciting proxies, pursuant to the attached Proxy Statement, for use at the Meeting on the Meeting Date. The Company expects that a quorum will be present on the Meeting Date and that the matters to be considered by the Stockholders will be acted upon at the Meeting. The Meeting of Stockholders will be held for the following purposes:

           (1) To elect three directors to hold office until the next Annual Meeting of Stockholders or otherwise as provided in the by-laws of the Company;

           (2) To consider and act upon the selection of BDO Seidman, LLP as independent public accountants of the Company for the year 1997; and

           (3) To transact such other business as may properly come before the Meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 15, 1997, as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting.

     Whether or not you plan to attend the Meeting in person, please complete, sign and return the enclosed form of proxy. Thank you.


                                 /s/ DANIEL D. LANE
                                 ____________________________________
                                 Daniel D. Lane
                                 Secretary



     The Company's 1996 Annual Report on Form 10-KSB is being mailed to Stockholders concurrently with this Proxy Statement.

                     RESORT INCOME INVESTORS, INC.

                         --------------------

                            PROXY STATEMENT

                         --------------------


     This proxy statement is furnished on or about May 30, 1997 to stockholders of record as of the Record Date, as hereinafter defined, (the "Stockholders") of Resort Income Investors, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders (the "Meeting") when it is convened on June 25, 1997 at 10:00 a.m. (the "Meeting Date"), or any subsequent adjournment thereof.

     THE PROXIES SOLICITED BY THE COMPANY PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE MEETING WHEN CONVENED ON THE MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS AND MAY NOT BE USED FOR ANY PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS OF THE COMPANY TO BE CONSIDERED AT THE MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE MEETING DATE.

     The by-laws of the Company (the "Bylaws") require that the Annual Meeting of Stockholders of the Company for any year be held on or before June 30 of the following year. Therefore, the 1996 Annual Meeting of Stockholders of the Company will be convened on June 25, 1997. Stockholders who wish to attend the Annual Meeting should contact the Company at 312-683-3323 so that arrangements can be made.

     The solicitation of proxies will be by mail and the cost will be borne directly by the Company. The Company has retained the services of Chase Mellon Shareholder Services in connection with this solicitation at a fee payable by the Company of $3,000, plus out-of-pocket expenses. Upon request, the Company will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of shares of common stock of the Company (the "Shares") to the extent required by Rule 14a-13(a-b) under the Securities Exchange Act of 1934, as amended.

     The Shares represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the Meeting Date will be voted at the Meeting on the Meeting Date. Shares not represented by properly executed proxies will not be voted. Where a Stockholder specifies a choice in a proxy with respect to any matter to be acted upon, the Shares represented by such proxy will be voted as specified. When a Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by such proxy will be voted with respect to such proposal in accordance with the recommendations of the Board of Directors described herein. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Secretary of the Company before the proxy is voted at the Meeting on the Meeting Date; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting on the Meeting Date and voting his or her Shares in person.

     The close of business on May 15, 1997 has been fixed as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Meeting. On such date, the Company had outstanding 4,156,000 Shares, each of which entitled the holder thereof to one vote at the Meeting. Only Stockholders of record as of the Record Date will be entitled to vote at the Meeting or any adjournments thereof. A quorum, consisting of the holders of at least a majority of the issued and outstanding Shares eligible to vote, must be present, in person or by proxy, at the Meeting for valid Stockholder action to be taken. Stock-holders do not have any appraisal or similar rights of dissenters with respect to the matters to be considered at the Meeting.

     Assuming the presence of a quorum, the affirmative vote of a majority of the Shares present in person or represented by proxy at the Meeting is required for the election of Directors and the ratification of the independent auditors. With regard to the election of Directors and ratification of the independent auditors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes (Shares not voted by brokers due to the absence of instructions from street name holders) on a matter are not considered voted, present or represented on that matter and thus have no effect on the outcome of the election of Directors or ratification of the independent auditors.

     The mailing address of the principal executive offices of the Company is 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606. This Proxy Statement and the related materials are being mailed to the Stockholders on or about May 30, 1997.

               MATTERS TO BE CONSIDERED BY STOCKHOLDERS

1.   ELECTION OF DIRECTORS

     Three (3) Directors will be elected at the Meeting, each to serve until the next Annual Meeting of Stockholders or otherwise as provided in the Bylaws and until their respective successors are elected and qualified.

Pursuant to the Bylaws, a majority of the Directors (the "Independent Directors") must be unaffiliated with Mr. Christopher B. Hemmeter and the Company's Affiliated Borrowers, as hereinafter defined, while the remaining Directors may be affiliated with Mr. Christopher B. Hemmeter and the Company's Affiliated Borrowers (the "Affiliated Directors"). An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any material interest in, be employed by, serve as an officer, director, trustee or general partner of, the Corporation's Affiliated Borrowers or Mr. Christopher B. Hemmeter. Additionally, an Independent Director may not serve as President or Executive Vice President of the Company.

     Unless instructions to the contrary are given, the persons named as proxy voters ("Proxies") in the accompanying proxy, or their substitutes, will vote for the following nominees for Director with respect to all proxies received by the Company. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Independent Directors with respect to the Independent Directors and by the remaining Directors with respect to the Affiliated Directors.

       The names of the nominees for Independent Director and certain information regarding them, including their principal occupations for the past five years, is as follows:

                                                          YEAR FIRST
                          PRINCIPAL OCCUPATION(S)          BECAME A
NAME               AGE    DURING PAST 5 YEARS              DIRECTOR
----               ---    ----------------------          ----------

Thomas A. Ellsworth 58    Director of the Company and
                          Chairman of the Audit Committee
                          since January 26, 1996.
                          Mr. Ellsworth is a principal
                          of PKF Investments, a hotel
                          real estate consulting and
                          brokerage company which is a
                          subsidiary of PKF Consulting,
                          an international hotel consulting
                          firm.  Prior to joining
                          PKF Investments in 1992,
                          Mr. Ellsworth was a Senior Vice
                          President and Director of
                          Real Estate of ITT Sheraton
                          Corporation.  Mr. Ellsworth had
                          been employed by ITT Sheraton
                          Corporation and its predecessors
                          since 1965.  Mr. Ellsworth is a
                          board member of the Ipswich
                          Savings Bank, the Trustees
                          of Reservations, the Massachu-
                          setts Farmland Conservation
                          Trust and the Essex County
                          Greenbelt.                         1996

Daniel D. Lane      62    Director of the Company and
                          member of the Audit Committee.
                          In August 1995, Mr. Lane became
                          the Secretary, Treasurer and
                          Chief Accounting Officer of
                          the Company.  Mr. Lane is one
                          of two founding principals and
                          serves as Chairman and Chief
                          Executive Officer of Newport
                          Beach, California-based Lane/Kuhn
                          Pacific, Inc.  This company
                          presently consists of several
                          master-planned community
                          development and home-building
                          partnerships, including East
                          Lake Development Company,
                          Lane/Kuhn Pacific Communities
                          and Lane/Kuhn Pacific Homes.
                          In 1960, Mr. Lane founded
                          Lan Ron Enterprises and its
                          related entities.  These
                          companies engaged in the
                          development of thousands of
                          single-family homes. Mr. Lane
                          also served as managing partner
                          of Cadillac Fairview Homes West
                          from 1977 to 1983.  Mr. Lane
                          has been a member of the Board
                          of Directors of Fidelity National
                          Financial, Inc. since 1992 and
                          a member of the University of
                          Southern California Board of
                          Trustees since 1987.               1990

     The name of the nominee for Affiliated Director and certain information regarding him, including his principal occupation for the past five years, is as follows:

                                                          YEAR FIRST
                          PRINCIPAL OCCUPATION(S)          BECAME A
NAME               AGE    DURING PAST 5 YEARS              DIRECTOR
----               ---    ----------------------          ----------

John R. Young       63    Director of the Company            1988
                          and Chairman of the Board.
                          In August 1995, Mr. Young
                          became President, Chief
                          Executive Officer and
                          Chief Financial Officer
                          of the Company.  Since 1988,
                          Mr. Young has been a
                          consultant to the hotel
                          industry and since 1990
                          he has also been a Director
                          and Senior Vice President-
                          Real Estate and Development
                          of Horizon Hotels, Ltd.
                          From 1980 until 1988, he was
                          Senior Vice President and
                          Treasurer of ITT Sheraton
                          Corporation and Executive
                          Vice President of ITT Sheraton
                          Realty Corporation.  Mr. Young
                          was responsible for directing
                          all domestic and international
                          treasury and corporate
                          finance activities regarding
                          corporate finance requirements,
                          cash management, bank rela-
                          tionships, corporate insurance
                          requirements and risk management.
                          As Executive Vice President of
                          ITT Sheraton Realty Corporation,
                          Mr. Young participated and
                          consulted in the acquisition,
                          disposition and development of
                          hotel properties and he has
                          performed similar services for
                          Horizon Hotels, Ltd. since 1990.
                          Mr. Young had been employed by
                          ITT Sheraton Corporation and its
                          predecessors since 1967. Mr. Young
                          is a member of the American Hotel
                          and Motel Association and the
                          Urban Land Institute; and a past
                          Treasurer and founding member
                          of the Citizens Housing and
                          Planning Association of
                          Greater Boston.

     The Board of Directors is required to meet at least four times per year either in person or by telephonic conference. The Board of Directors met six times during 1996, either in person or telephonically. The Board has not established any nominating, compensation or other committees or groups performing similar functions other than an audit committee which is comprised solely of the Independent Directors (Messrs. Ellsworth and Lane).

The function of the audit committee is to work with the Company's independent auditors and generally oversee the management-auditor relationship. The audit committee met three times in 1996. All of the incumbent members of the Board of Directors attended 100% of the meetings of the Board of Directors, and all the Independent Directors attended the three audit committee meetings.

     RECOMMENDED BY THE BOARD: THE FOREGOING NOMINEES FOR DIRECTOR WILL BE PRESENTED FOR ELECTION BY THE STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS AND THE BOARD OF DIRECTORS RECOMMENDS THAT THEY BE ELECTED.

     The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required to elect each of the nominees listed above.

2.   APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Company are included in the Company's Annual Report furnished to all Stockholders. The Board of Directors has appointed BDO Seidman, LLP ("BDO Seidman") as independent public accountants for the Company to examine its financial statements for the year 1997 and has determined that it would be desirable to request that the Stockholders approve such appointment. BDO Seidman is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent public accountants to the Company.

     BDO Seidman acted as the Company's principal accountants for the fiscal year ended December 31, 1996. The total fees for services paid by the Company to BDO Seidman in 1996 was approximately $5,400 and approximately $60,000 will be paid for such services in 1997. Deloitte & Touche LLP ("Deloitte") acted as the Company's principal accountants for the fiscal years ended December 31, 1994 and 1995. The total fees for services paid by the Company to Deloitte & Touche in each of 1994 and 1995 were approximately $44,500 and $64,500, respectively. Fees applicable to the audit of the Company's financial statements are reviewed by the Board of Directors before the services are provided. Other services are not normally approved by the Board of Directors before the services are provided, but are subsequently reviewed by the Board of Directors.

     If the Stockholders do not approve the appointment of BDO Seidman, the Board of Directors would reconsider the appointment. In view of the difficulty and expense involved in changing independent public accountants on short notice, if the resolution is not approved it is contemplated that the appointment for 1997 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Disapproval of the resolution will be considered as advice to the Board of Directors to select other independent public accountants for the following year. Representatives of BDO Seidman are not expected to be present at the Meeting.

     RECOMMENDATION OF THE BOARD: THE FOLLOWING RESOLUTION WILL BE PRESENTED FOR A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING OF
STOCKHOLDERS AND THE BOARD OF DIRECTORS RECOMMENDS THAT IT BE APPROVED:

     RESOLVED, that the Stockholders concur in the appointment by the Board of Directors of BDO Seidman to serve as independent public accountants for the Company for 1997.

     The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution.

     On December 9, 1996, the Company dismissed Deloitte as its independent accounting firm. Deloitte's report on the financial statements for 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to audit scope. The audit report for 1995 was modified to include explanatory paragraphs with respect to: (1) a change in accounting principles related to the change to the liquidation basis of accounting, effective June 30, 1995; (2) uncertainties related to the realization of assets and satisfaction of liabilities in conjunction with the Company's liquidation; and (3) the emphasis of a matter related to: (a) the formal investigation of the Company by the Securities and Exchange Commission; (b) two purported class actions; and (c) three other actions pending against the Company. During the Company's two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was recommended and approved by the Audit Committee.

     On December 9, 1996, the Company engaged BDO Seidman as the new independent accountant to audit the Company's financial statements. During 1995 and 1994, and the subsequent interim period prior to engaging BDO Seidman, the Company had not consulted BDO Seidman regarding: (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to the Company and no oral advice was provided that BDO Seidman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K). BDO Seidman has reviewed the disclosure contained herein and agrees with the same.

                          EXECUTIVE OFFICERS

     The Executive Officers of the Company are selected by the Board of Directors and each serves until his successor is elected and qualified or until his death, resignation or removal by the Board of Directors. The Executive Officers of the Company are John R. Young, President, Chief Executive Officer and Chief Financial Officer, and Daniel D. Lane, Secretary, Treasurer and Chief Accounting Officer. The biographies of Messrs. John R. Young and Daniel D. Lane are set forth above.

         COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND
                          RELATED INFORMATION

     The Company pays each Independent Director: (i) a fee of $20,000 per year (which amount may be increased or decreased at the discretion of the Directors); and (ii) reimbursements for travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings of the Board of Directors. Mr. Lane received a fee of $20,000 for serving as an Independent Director for the entire year and Mr. Ellsworth received a fee of $18,333 for serving as an Independent Director for 11 months. The Company entered into a consulting agreement with Mr. Young when he become the Company's Chairman of the Board, President and Chief Executive Officer, effective July 1995, pursuant to which Mr. Young received a fee of $10,000 per month during 1996. Effective January 1, 1997, this fee was reduced to $7,500 per month. During the year ended December 31, 1996, the Company also paid the Independent Directors reimbursements aggregating $3,451 and Mr. Young reimbursements pursuant to the terms of his consulting arrangement of $25,548. Other than fees received in connection with Mr. Young's consulting arrangement with the Company, neither the Affiliated Director nor the Executive Officers of the Company received any compensation from the Company for serving in those capacities in 1996, nor will they in 1997. The Directors have been and will be reimbursed by the Company for travel expenses incurred in connection with attending meetings of the Board of Directors.

      SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of May 1, 1997 by:
(i) each Director of the Company who beneficially owns common stock; (ii) each Executive Officer of the Company; (iii) each person that is known by the Company to beneficially own more than 5% of the outstanding Shares; and
(iv) all Directors and Executive Officers of the Company as a group. The Stockholders named below have sole voting and investment power with respect to the Shares shown as beneficially owned by them, except as expressly disclosed to the contrary.

                                          AMOUNT AND
                NAME AND ADDRESS           NATURE OF
                OF BENEFICIAL             BENEFICIAL        PERCENT
TITLE OF CLASS  OWNER                      OWNERSHIP       OF CLASS
--------------  ----------------          ----------      ----------

Common Stock    John R. Young . . . . .   500 shares     less than 1%
                155 Walpole Street
                Dover,
                Massachusetts 02030

Common Stock    Daniel D. Lane. . . . .  13,000 shares   less than 1%
                Lane/Kuhn Pacific, Inc.
                14 Corporate Plaza
                Newport Beach,
                California 92660

Common Stock    Thomas A. Ellsworth . .      None            None
                PKF Investments
                105 Belcher
                Essex,
                Massachusetts 01920

Common Stock    Gotham Partners, L.P. . 216,966 shares       5.2%
                237 Park Avenue
                Ninth Floor
                New York,
                New York 10017

Common Stock    All Directors and        13,500 shares   less than 1%
                Executive Officers
                of the Company
                as a group


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers and directors and persons who own more than 10% of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission. Executive officers, directors and persons owning more than 10% of the Company's stock are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1996, all persons subject to Section 16(a) were in compliance with all Section 16(a) filing requirements.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1.   GENERAL

     The original business plan of the Company contemplated the Company principally making mortgage loans ("Mortgage Loans") which would generally be secured by either luxury destination resorts or unimproved property anticipated to be developed into luxury destination resorts. In light of the state of the real estate market during the early 1990's in general, and the resort development market in particular, the Company shifted its focus to making mortgage loans secured by gaming-related developments or unimproved property anticipated to be developed into gaming-related developments. The Mortgage Loans consisted primarily of: (i) loans made for the purpose of acquiring, carrying out and engaging in pre-development activities with respect to real property; and (ii) loans made for the purpose of developing, constructing or refurbishing real property improvements. As of December 31, 1996, all of the Company's loans had been made to affiliates of the Company or RII Advisors, Inc., the Company's former investment manager (the "Former Investment Manager") (the "Affiliated Borrowers"). The Former Investment Manager is an entity controlled by affiliates of Mr. Christopher B. Hemmeter, who resigned as Chairman of the Board, Chief Executive Officer and President of the Company on August 8, 1995. Mortgage Loans were collateralized by a lien on the Affiliated Borrowers' real property or by other REIT-qualifying collateral approved by the Directors, including, without limitation, an interest in the Affiliated Borrower, or by similar collateral.

     In late June 1995, Mr. Christopher B. Hemmeter ("CBH"), then the Chairman of the Board, President and Chief Executive Officer of the Company, informed the Company that interest and principal would not be paid when due on demand loans made by the Company to him personally or to the Affiliated Borrowers. Further, he informed the Company that he would not be able to make timely payment of such interest and principal on behalf of the Affiliated Borrowers pursuant to guarantees he had made in connection with the Affiliated Borrowers' loans, thereby creating an event of default for each of the loans. The affected loans constituted all of the demand loans to related parties held by the Company, aggregating $36,605,000 of which CBH was personally the borrower of $15,000,000 and the Affiliated Borrowers were the borrowers of $21,605,000, as of the date of such announcement.

     The Company announced on June 29, 1995, that it would commence an orderly self-liquidation of its assets over an estimated 24- to 36-month period. The Company also determined that it would take a charge to income for the second quarter of 1995 in an amount that, in management's judgment based upon then available information, would be adequate to absorb estimated losses related to the loan portfolio. The amount of the charge was based on management's judgment regarding the ability of CBH and the Affiliated Borrowers to repay such loans and also reflected management's judgment concerning the extent that the estimated realizable value of the Company's collateral would not provide for the recovery of the Company's investment in the loans and accrued interest, in light of CBH's inability to perform on his guarantees in a timely manner. The Company reflected, for the second quarter of 1995, an allowance of $10,367,903, consisting of $9,900,000 for the loan to CBH and $467,903 for uncollectibility of interest accrued as of December 31, 1994 but unpaid as of June 30, 1995. Further, interest of $2,043,017 accrued during 1995 but unpaid as of June 30, 1995, was reversed by a charge against interest income. Additionally, $1,250,000 was provided for amounts that management estimated would be needed to advance to first lien holders and others to protect the Company's collateral position while the plan of liquidation is accomplished, which includes negotiations with CBH and the Affiliated Borrowers.

     The Company also decided to cease accruing interest on its current loans for financial statement purposes only and convert each of its loans to the Affiliated Borrowers maturing June 30, 1995 to demand loans, and that periodic liquidating distributions be made to the stockholders of the Company as loans are repaid, subject to allowances for necessary reserves and working capital, to allow the Company to protect its remaining collateral position and assets and, in that regard, that all quarterly distributions be eliminated. Finally, the Company determined that no new loans would be made by the Company and that any additional advances related to existing loans to the Affiliated Borrowers would be made only in an effort to protect the collateral position of the Company. However, as a result of the uncertainty caused by the lawsuits described in Section 4 hereof, management of the Company decided that no periodic liquidating distributions be made to the stockholders of the Company. The Company reevaluates this position on an ongoing basis.

     As a result of the announcement by the Company on June 29, 1995 of its intent to liquidate, the Company began reporting on the liquidation basis of accounting. The Company's 1996 results are presented on the liquidation basis. The 1995 results are a combination of operations for the period January 1, 1995 through June 30, 1995 on a going concern basis and the operations for the period July 1, 1995 to December 31, 1995 on a liquidation basis. Net loss, expressed on an on-going concern basis for the period ended June 30, 1995 was $10,849,558 or $2.61 per Share based on 4,156,000 Shares outstanding, and for the year ended December 31, 1995 the Company had the equivalent of a net loss of $26,645,026 or $6.41 per Share based on 4,156,000 Shares outstanding. Net assets in liquidation for the six months ended December 31, 1995 were $13,057,684.

     As of December 31, 1996, the Company's investment in loans had a carrying value of $4,127,891, which is net of a $14,267,000 allowance for impairment of the loan to CBH and his wife, an $11,115,700 allowance for impairment of the Company's loan to R.C.H. Investments, L.L.C., an Affiliated Borrower, and a $1,686,200 allowance for impairment of the Company's loans to Outlaws Casino, Ltd. At December 31, 1996, all of the Company's loans were on a non-accrual status. Additionally, at December 31, 1996, the Company had advanced approximately $743,000 to the Affiliated Borrowers in an effort to protect the Company's collateral positions.

     The Company's balance of cash, cash equivalents and investment securities as of December 31, 1996 was $473,063. Cash and cash equivalents represent cash invested in bank accounts and institutional money market funds. The Company's near term capital requirements will be for ongoing operating costs during the period of self-liquidation. The Company believes that its existing cash, cash equivalents and investment securities should be adequate to fund near-term capital requirements.

     In April 1996, the Company's Shares were delisted from the American Stock Exchange. The shares are currently listed on the National
Association of Securities Dealers Automated Quotations Electronic Bulletin Board under the symbol RIIV.

2.   CURRENT LOANS

     As of December 31, 1996, the Company had four temporary investments outstanding with carrying values totalling $4,127,891 in principal. Each of these temporary mortgage loan investments, the status of which are described below, were declared in default during 1995. Each of the borrowers is an Affiliated Borrower. The Company will not make any new loans. The Company has, however, advanced and may continue to advance funds to the Affiliated Borrowers to the extent deemed necessary to protect the Company's position in the underlying collateral. As of December 31, 1996, the Company has advanced approximately $743,000 to the Affiliated Borrowers in an effort to protect the Company's collateral positions.

     The Company made a loan to Canadian Pavilion Limited Partnership (the "Canadian Pavilion Borrower") in the amount of $2,600,000 (the "Canadian Pavilion Loan") in November 1991. The loan was personally guaranteed by CBH. The proceeds were applied as follows: $1,000,000 to purchase the $2,900,000 of defaulted mortgages and notes encumbering the subleasehold interest in the Canadian Pavilion and approximately $800,000 was advanced to an affiliate of the Canadian Pavilion Borrower for it to purchase the subleasehold interest from a third party. The remaining $800,000 was used to provide working capital to the Canadian Pavilion Borrower. Immediately after the closing of the Company's loan, the interest of this third party was transferred to the Canadian Pavilion Borrower. The Canadian Pavilion is a wharf-front property on the Mississippi River in downtown New Orleans.

It is part of the International Pavilion which was erected as an exhibition hall for the 1984 World's Fair. On June 30, 1995, the Company ceased accruing interest on the Canadian Pavilion Loan and converted it to a demand loan. The Company made additional advances to the Canadian Pavilion Borrower to preserve the underlying collateral in the amount of approximately $113,000 subsequent to June 30, 1995.

     During the third quarter of 1995, negotiations by and between various governmental agencies, the former owner of the Canadian Pavilion and the Canadian Pavilion Borrower proved unsuccessful and the Canadian Pavilion Borrower received a termination letter regarding its lease from the New Orleans Exhibition Hall Authority ("NOEHA"). After receipt of the NOEHA letter, the Company had numerous discussions with representatives of the Canadian Pavilion Borrower and its counsel in New Orleans and real estate professionals located in New Orleans. After considering the input of these various parties, as well as the lack of acceptance of riverboat gaming in the downtown New Orleans area and the poor performance of the temporary land-based casino in New Orleans, the Company concluded that the value of the property collateralizing the loan to the Canadian Pavilion Borrower had been significantly reduced. Furthermore, certain ongoing financial obligations of the Canadian Pavilion Borrower, including insurance, payments to governmental agencies and maintenance expenses were continuing with no assurance that such amounts, which had been advanced by the Company, would be repaid to the Company nor was there any assurance that the Company would receive any of the principal portion of the Canadian Pavilion Loan since, after extensive marketing of the property collateralizing the Canadian Pavilion Loan, no significant interest in the acquisition of the property arose. Based on these factors, the Company took a reserve, as of September 30, 1995, for the full $2,600,000 of the Canadian Pavilion Loan.

     The Company was named as a defendant in two lawsuits, one of which was brought by the entity which sold the Canadian Pavilion to the Canadian Pavilion Borrower under a lender liability theory and the second lawsuit was brought by the City of New Orleans and NOEHA demanding that the Company's mortgages memorializing the Canadian Pavilion Loan be removed. The Company completed a settlement with the plaintiffs in 1996 wherein it assigned its interest in the collateral for the Canadian Pavilion Loan for $50,000 and a settlement and release from the litigation. Thus, the Company no longer maintains any interest in the collateral. As the Company had fully reserved against this loan, the settlement did not require the Company to take any further reserves.

     On February 11, 1992, the Company funded the initial draws for two loans to Outlaws Casino, Ltd. (the "Outlaws Borrower"), in the amounts of $1,200,000 (the "Crook Loan") and $500,000 (the "Hudspeth Loan") (collectively, the "Outlaws Loans"). On June 30, 1995, the Company ceased accruing interest on the Outlaws Loans and converted them to demand loans. The Outlaws Borrower had sought the loans in order to fund a portion of the acquisition of a small casino, the Outlaws Casino, located on two adjacent parcels of land in Black Hawk, Colorado, known as the Crook Parcel (approximately 16,000 square feet) and the Hudspeth Parcel (approximately 5,500 square feet). The Outlaws Borrower originally planned to combine the Crook Parcel and the Hudspeth Parcel and construct an approximately 50,000 square foot casino containing approximately 800 slot machines. The Outlaws Loans were collateralized by an assignment of a partnership interest in the Outlaws Borrower and CBH's personal guaranty. The Crook Loan was also collateralized by a second mortgage on the Crook Parcel which was subordinated to a seller note with a principal balance at December 31, 1996 of $2,561,621 and the Hudspeth Loan was also collateralized by a second mortgage on the Hudspeth Parcel.

     In October 1995, representatives of the Outlaws Borrower informed the Company that the Outlaws Casino had very little cash and that its bills were approximately 45 days in arrears. Such representatives also told the Company that it was an absolute necessity for the Outlaws Casino to build up its working capital reserves to approximately $150,000 so as to be able to fund the operating deficits which usually occur in the winter due to the weather conditions which hinder ingress and egress to the casinos located in Black Hawk, Colorado. The Company was also advised that the October mortgage payment on the senior encumbrance collateralized by the Crook Parcel was not made and that the Outlaws Borrower was currently in negotiations with the senior lender to revise the terms of the loan in a manner so as to allow the Outlaws Borrower to make interest only payments until spring 1996. In addition, these representatives informed the Company that they were developing a marketing plan for the Outlaws Casino which would appeal to local patrons who do not desire to game in a larger casino.

The Company was also advised that a potential sale of the Outlaws Casino was probably not possible at such time since the winter months are the least productive for Colorado casinos and that any prospective buyer would defer a purchase until spring of 1996. Despite the revised marketing plan of the Outlaws Borrower, operations at the Outlaws Casino did not result in the generation of funds necessary to allow for sufficient working capital, therefore, the Company never received any monthly payments of net revenue from the Outlaws Borrower during 1996.

     As of December 31, 1996, the outstanding loan balances, including interest, were $1,600,000 for the Crook Loan and $605,000 for the Hudspeth Loan. The Company was advised that the market value of the fee simple interest in the Outlaws Casino was $2,500,000. Therefore, the Company set up a reserve for the entire $1,600,000 of the Crook Loan. During the fourth quarter of 1996, the Company set up a reserve for the Hudspeth Loan in the amount of $86,200 based on the valuation from an appraisal commissioned by the Company. As of December 31, 1996, the carrying value of the Hudspeth Loan was $518,800. On April 30, 1997, the sum of $605,000 was placed in escrow on behalf of the Company by an affiliate of the Outlaws Borrower in exchange for the Company releasing its interests in the loan secured by the Hudspeth Parcel and the Crook Parcel. The Company no longer maintains any interest in these properties.

     On May 12, 1992, the Company made a loan in the amount of $900,000 (the "Waikiki Loan") to Hemmeter Investment Company, a Hawaii general partnership. Mideast and China Trading Company (the "Waikiki Borrower") is the successor to Hemmeter Investment Company and assumed its obligations under the Waikiki Loan. The proceeds of the Waikiki Loan, which was funded on May 27, 1992, were used to acquire options on various properties in New Orleans, Louisiana, in connection with gaming-related developments by affiliates of the Former Investment Manager. The Waikiki Loan was collateralized by a sub-leasehold mortgage on the International Marketplace, a retail center in Honolulu, Hawaii (the "Waikiki Property"), CBH's personal guaranty and a collateral assignment of the Waikiki Borrower's interest as the sub-sublessor of the Waikiki Property. On June 30, 1995, the Company ceased accruing interest on the Waikiki Loan and such loan went into default.

     On April 8, 1994, the Company made a second demand loan (the
"Waikiki II Loan") to the Waikiki Borrower in the amount of $1,000,000.
The proceeds of the Waikiki II Loan, which was funded on April 8, 1994, were used for working capital for Grand Palais Casino, Inc., an affiliate of CBH ("GPCI"). The Waikiki II Loan was also collateralized by the Waikiki Property, CBH's personal guaranty and a collateral assignment of the Waikiki Borrower's interest as the sub-sublessor of the Waikiki Property. The liens on the Waikiki Property collateralizing the Waikiki and Waikiki II Loans were of equal priority. On June 30, 1995, the Company ceased accruing interest on the Waikiki II Loan and such loan went into default. The Company modified the terms of the two Waikiki Loans on November 1, 1995 so as to require the Waikiki Borrower to make monthly payments of $15,042 with interest accruing at a rate of 11% per annum. The Affiliated Borrower of the Waikiki and Waikiki II Loans made interest payments in December 1995 of $45,125 and monthly payments in January and February 1996, each in the amount of $15,042. This borrower ceased making all payments under the terms of the modified loan agreement, effective with the March 1996 payment. The Company applied the interest payments received against the carrying amount of the loans.

     The subleasehold interest at International Marketplace was appraised at $2,510,000 at December 31, 1995. In light of this valuation, the Company did not set up a reserve for the principal amount of the Waikiki Loans. As of December 31, 1996, the combined outstanding principal balances were $1,824,791. During the second quarter of 1997, the Company completed negotiations with the Waikiki Borrower to obtain title to the Waikiki Borrower's interest as a sublessor of the Waikiki Property in exchange for the Company releasing its interest in the Waikiki Loans. As of the date of this proxy, the necessary documentation remains in escrow pending the completion of certain ministerial matters which should be completed before the end of the second quarter of 1997. At such time, the Company will have title to the Waikiki Property and receive approximately $25,000 per month from the rental of the subleasehold interest in the Waikiki Property.

     The Company loaned $12,900,000 (the "Sint Maarten Loan") in the fourth quarter of 1988 to R.C.H. Investments, N.V. (the "Sint Maarten Borrower"), which was collateralized by a second mortgage on a 28-acre site on the island of Sint Maarten in the Netherlands Antilles (the "Sint Maarten Property"). This loan matured on May 7, 1992. On May 12, 1992, the Company agreed to make a new loan to the Sint Maarten Borrower in the amount of $12,900,000 (the "New Sint Maarten Loan") to replace the Sint Maarten Loan. The New Sint Maarten Loan had an original term of approximately 12 months, and was scheduled to mature on May 7, 1993. In December 1994, the Sint Maarten Borrower transferred its interests in the Sint Maarten Property and the attendant obligation related to the New Sint Maarten Loan to R.C.H. Investments, L.L.C., a Delaware limited liability company, whose constituent members were the shareholders of the Sint Maarten Borrower (the "New Sint Maarten Borrower"). Due to the inability of the New Sint Maarten Borrower, as well as CBH in his capacity as the guarantor of the New Sint Maarten Loan, to fulfill their obligations under the terms of the New Sint Maarten Loan, the Company converted the New Sint Maarten Loan to a demand loan on June 30, 1995, the date the New Sint Maarten Loan was scheduled to mature.

     The Sint Maarten Property also collateralized a first mortgage in the principal amount of $4,000,000 in favor of a lender unaffiliated with the Affiliated Borrowers. Interest payments due the senior lender subsequent to June 30, 1995 and through December 31, 1995, in the amount of approximately $354,000 were funded by the Company and charged against the $1,250,000 provided for by the Company to protect the collateral positions on the Company's various loans. Based on an appraisal of the Sint Maarten Property by an independent third party appraiser, a loss reserve in the amount of $5,000,000 was recorded during the fourth quarter of 1995 reducing the outstanding carrying balance of the loan to $7,900,000.

     The senior encumbrance matured on December 31, 1995. The New Sint Maarten Borrower requested an extension of the loan from the senior lender, which request was denied. The New Sint Maarten Borrower then received a formal demand for payment from the senior lender which demand stated that if payment was not received by June 13, 1996, the senior lender would institute legal proceedings against both the Affiliated Borrower and CBH personally, as the guarantor of such loan. Representatives of the Company met with the senior lender during the second quarter of 1996 and were informed that the senior lender had commenced the foreclosure process. In connection with the foreclosure process undertaken by the senior lender, the Sint Maarten property was put out to auction. Pursuant to the terms of the auction, a minimum bid of $8,000,000 was required and if a bid equal to or in excess of such amount was not received, the auction process would be continued at a later date with a lesser minimum bid. On September 26, 1996, the auction for the Sint Maarten Property was held, however, the minimum bid was not received. In this regard, the auction was rescheduled for November 14, 1996 and the minimum bid was reduced to $7,000,000. Based on this new minimum auction price, the Company took an additional reserve, as of September 30, 1996, for $5,500,000. On November 14, 1996, the auction for the Sint Maarten Property was continued, however, the minimum bid was not received and it was rescheduled again until December 12, 1996. As had occurred in September and November 1996, no minimum bid was received. The auction was then again rescheduled for January 30, 1997. At the auction on January 30, 1997, a bid was received in an amount sufficient to retire the amount of the principal balance of the first mortgage plus all accrued and unpaid interest and the related fees and costs of the senior lender and provide the Company with $1,784,300. On February 6, 1997, the Company received the $1,784,300 of proceeds from the sale by public auction of the Sint Maarten Property. As a condition of the sale, the Company released its liens against the Sint Maarten Property. Thus, the Company no longer maintains any interest in the Sint Maarten Property. For the quarter ended December 31, 1996, the Company recorded a final loss reserve in the amount of $615,700 to reflect a carrying value of $1,784,300.

     On January 4, 1994, the Company made a loan to CBH in the amount of $12,900,000 (the "Hemmeter Loan"), the proceeds of which were used for working capital purposes for CBH's various gaming affiliates and to retire certain indebtedness collateralized by three of CBH's residences, one in Hawaii and two in California. This loan was originally collateralized by junior mortgages on the aforementioned residences, bore interest at 12% per annum, was payable quarterly in arrears, and was scheduled to mature on January 3, 1995. On September 14, 1994, the loan was modified to provide for an additional $1,100,000 ("Additional Principal") thereby increasing the principal amount of the loan to $14,000,000. The Additional Principal originally bore interest at the rate of 22%, 12% of which was paid under the same terms as the original loan, and the remaining 10% accrued and was to be payable upon the maturity or earlier prepayment of the loan. In addition, the interest rate on the original $12,900,000 in principal was increased to 21.7% effective October 1, 1994, 12% of which was paid under the same terms as the original loan, and the remaining 9.7% accrued and was to be payable upon the maturity or earlier prepayment of the loan. On December 16, 1994, CBH informed the Directors that he was selling his residence in Hawaii in late December 1994, the proceeds of which sale were utilized in their entirety to repay the senior encumbrance collateralized by the property, and requested a release of the Company's lien on the Hawaii residence and an extension of the maturity date of the Hemmeter Loan, including the Additional Principal. In response to CBH's request, the Company agreed that: (i) it would release its lien on the Hawaii residence, effective January 3, 1995; (ii) the maturity of the Hemmeter Loan, including the Additional Principal, be extended to June 30, 1995; and
(iii) the interest rate on the Hemmeter Loan and the Additional Principal be increased to 22.7% and 23%, respectively. Thirteen percent of both the Hemmeter Loan and the Additional Principal was to be paid under the same terms as described above, and the remaining 9.7% of the Hemmeter Loan and the remaining 10% of the Additional Principal would accrue and be payable upon the maturity or earlier repayment of the Hemmeter Loan and the Additional Principal. On May 2, 1995, the Company agreed to a further modification of the loan to provide for an additional $1,000,000 (the "Second Additional Principal") thereby increasing the principal amount of the loan to $15,000,000. The Second Additional Principal bore interest at the rate of 23%, 10% of which was to be payable upon the maturity or earlier prepayment of the Second Additional Principal.

     The carrying value of the Hemmeter Loan, including the Additional Principal and the Second Additional Principal, was reduced by the Company three times, once at June 30, 1995 by a $9,900,000 reserve, again at September 30, 1995 by a $2,950,000 reserve and finally by $977,000 at the time the California residences that served as collateral for the loan were sold. Also, approximately $611,000 of the $1,250,000 collateral preservation reserve made by the Company at June 30, 1995 was allocated to the Hemmeter Loan. After paying the costs associated with the sale of CBH's California residences, the Company received net proceeds from the sales of approximately $733,000. CBH and his wife still have personal liability for the remaining $14,267,000 principal balance of the loan. However, the current carrying value of the Hemmeter Loan is zero.

     On February 14, 1994, the Company made a loan to GPCI in the amount of $4,000,000 (the "GPCI Loan"). The proceeds of the GPCI Loan were used to cover certain expenses of GPCI incurred in connection with the development of the single land-based casino in New Orleans, Louisiana, of which GPCI was to be a one-third owner. The GPCI Loan bore interest at a rate of 14% per annum, payable quarterly in arrears, was collateralized by the personal guarantee of CBH and was due to mature on September 30, 1994. On April 8, 1994, an additional loan was made to GPCI in the amount of $2,250,000 under the same terms and conditions as the GPCI Loan. On April 14, 1995, the Company sold the two loans made to GPCI to an unaffiliated third-party for the sum of $6,250,000 plus all accrued and unpaid interest through the date of sale.

     On April 25, 1995, the Company made a loan to Hemmeter Enterprises, Inc. ("HEI") in the amount of $1,000,000, bearing interest at the rate of 12% per annum, payable quarterly in arrears, and due on demand (the "HEI Loan"). HEI, either directly or through affiliated entities, was in the business of developing, owning and operating gaming and related entertainment facilities. HEI was a one-third partner in the partnership attempting to develop the sole-land based casino in New Orleans, Louisiana and a 50% partner in the joint venture which developed and operated a riverboat gaming project in New Orleans. In addition, HEI developed, owned and operated two of the largest casinos in Colorado, known as Bullwhackers.

The proceeds of the HEI Loan were utilized by HEI for working capital purposes and were collateralized by the guarantee of CBH. On May 13, 1995, the Company agreed to provide HEI with a senior bank facility in the amount of $4,000,000 (the "HEI Senior Bank Facility"). The HEI Senior Bank Facility was collateralized pari passu by deeds of trust for the Bullwhackers Casinos in Central City and Black Hawk, Colorado, a second mortgage on the Canadian Pavilion Property and a second mortgage on the riverboat operated in New Orleans by Grand Palais Riverboat, Inc. ("GPRI") and a collateral assignment of GPRI's interests in the riverboat joint venture which was operated in New Orleans. The HEI Senior Bank Facility was also guaranteed jointly and severally by various subsidiaries of HEI, certain other affiliated entities and by CBH. During the week of May 15, 1995, the Company made an initial funding of $2,000,000 of the $4,000,000 HEI Senior Bank Facility and $1,000,000 of the loan proceeds were utilized to repay the HEI Loan. The HEI Senior Bank Facility bore interest at the rate of 12% per annum and was scheduled to mature on September 30, 1995.
On June 30, 1995, the Company determined that it would not advance any additional sums to HEI under the terms of the HEI Senior Bank Facility.

     In October 1995, HEI and GPRI both filed for bankruptcy protection.
As of December 31, 1995, the Company recorded a $1,000,000 reserve against the carrying value of the HEI Senior Bank Facility. The plans of reorganization of HEI and GPRI were approved by the bankruptcy courts and in June 1996, in satisfaction of its interests, the Company received the following in settlement of its claims: (i) a 12% senior secured pay-in-kind note due 2003 in the principal amount of $601,702 issued by Colorado Gaming & Entertainment Co., the successor to HEI ("Colorado Gaming"); (ii) 60,170 shares of common stock of Colorado Gaming, which entity is not publicly traded; and (iii) 27,089 shares of common stock of Casino America, Inc. ("Casino America"), a publicly-held stock traded on the NASDAQ National Market under the symbol "CSNO." In addition, the Company is also entitled to receive a small number of warrants of Casino America. On July 25, 1996, the Company exercised its right to purchase 6,913 shares of common stock of Casino America at a price of $5.875 per share. On December 1, 1996, the Company received cash and proceeds of $899 and an additional note in the principal amount of $34,000 with terms consistent with the original Colorado Gaming note representing the payment of interest due on the original Colorado Gaming note through December 1, 1996.

3.   AFFILIATES OF THE COMPANY

     On June 29, 1995, the Company terminated its investment management agreement with the Former Investment Manager and retained Mr. Neil D. Hansen, an outside consultant, to assist the Directors in the orderly self-liquidation of the Company.

4.   LITIGATION AND SEC INQUIRY

     On July 3, 1995, a class action complaint captioned "Sarnoff v.
Resort Income Investors, Inc., et al., Doc. No. 95 B 1665" was filed against the Company, CBH, Mark M. Hemmeter and Deloitte & Touche LLP, the Company's independent auditors at that time, in U.S. District Court for the District of Colorado alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and other provisions of the federal securities laws and the rules promulgated by the Securities and Exchange Commission (the "Commission"). On August 24, 1995, a second class action suit captioned "Contract v. Resort Income Investors, Inc., et al., Doc. No. 95 B 2184," alleging similar violations was filed in the U.S. District Court for the District of Colorado against each of the defendants in the lawsuit described earlier, as well as Daniel D. Lane, Christopher R. Hemmeter, Gregory Hooper and John R. Young. In November 1995, the two actions were consolidated. On November 27, 1995, the plaintiffs moved to have the consolidated actions certified as a class action for investors who purchased or acquired stock in the Company between March 31, 1993 and June 29, 1995. On December 6, 1995, the plaintiffs filed a consolidated amended complaint containing similar allegations or claims as asserted in the Sarnoff and Contract class actions. The consolidated amended complaint seeks an unspecified amount of actual damages and reimbursement of costs and expenses. On January 16, 1996, the defendants moved to dismiss the consolidated amended complaint for failure to state a claim. On February 29, 1996, the defendants filed opposition papers to the plaintiffs' motion for class certification. On October 25, 1996, the Court heard arguments on the defendants' motion to dismiss and the plaintiffs' notice for class certification. No ruling has been issued to date. The parties are currently engaged in discovery. No assessment of the outcome of this action or the amount or range of any loss that might be incurred by the Company can be made at this time. However, the Company intends to defend against the charges as it believes it did not violate the federal securities laws. Pursuant to the Company's by-laws and Delaware law, the Company is advancing CBH's, Mark M. Hemmeter's, Christopher R. Hemmeter's, Gregory Hooper's, Daniel D. Lane's and John R. Young's costs of defense in this matter. Each of these individuals has executed undertakings to repay the Company for the advances if it is ever determined that they were not entitled to receive the advances. No estimates can reasonably be made at this time of the costs of defense of the Company and these individuals.

     In June 1995, two derivative actions were filed in the Court of Chancery of the State of Delaware in and for New Castle County, ALPERT V. HEMMETER ET AL., Doc. No. 14389, and FRANK, ET AL. V. HEMMETER ET AL., Doc. No. 14413. The Company is a nominal defendant in each of these cases. The defendants in both cases are CBH, Mark M. Hemmeter, Daniel D. Lane and John
R. Young. The complaints purport to allege that the officers and directors breached their fiduciary duties to the Company, wasted Company assets and that CBH stood in a conflict of interest position. The complaints have now been consolidated. The defendants have moved to dismiss the consolidated derivative action for failure to comply with the requirements of Delaware law. Pursuant to the Company's by-laws and Delaware law, the Company will advance to the individual defendants their defense costs. Messrs. Christopher B. Hemmeter, Mark M. Hemmeter, Christopher R. Hemmeter, Gregory Hooper, Daniel D. Lane and John R. Young have agreed to repay the Company for the advances if it is ever determined that they were not entitled to receive the advances. No estimate can reasonably be made at this time of the cost of defense. Both complaints pray for unspecified damages.

     On October 25, 1995, the Commission issued a formal order of investigation captioned IN THE MATTER OF RESORT INCOME INVESTORS, INC., Case No. HO-5327. In connection with the investigation, the Company was requested to produce certain documents and information. The Company has complied with these requests. The Company has been advised that the investigation should not be construed as an indication by the Commission or its staff that any violation of law has occurred, nor as a reflection upon any person, entity or security. The Company cannot, at this time, predict the outcome of the investigation or the financial impact, if any, to the Company.

                         STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1997 Annual Meeting of Stockholders will not be included in the Company's Proxy Statement for that meeting unless received by the Company at its executive offices in Chicago, Illinois, on or prior to January 12, 1998. Such proposals must also meet the other requirements of the rules of the Commission relating to shareholder proposals.

                             OTHER MATTERS

     As of the date of this Proxy Statement, the above is the only business known to management to be acted upon at the Meeting. However, if other matters not known to management should properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                            By the order of the Board of Directors,


                            /s/ DANIEL D. LANE
                            _____________________________________
                            Daniel D. Lane
                            Secretary

Chicago, Illinois
May 30, 1997

     A COPY OF THE RESORT INCOME INVESTORS, INC. 1996 ANNUAL REPORT ON
FORM 10-KSB IS BEING MAILED TO THE STOCKHOLDERS TOGETHER WITH THIS PROXY STATEMENT; HOWEVER, THE REPORT IS NOT PART OF THE PROXY STATEMENT MATERIALS. ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST MADE TO:

                      Resort Income Investors, Inc.
                      c/o Investor Relations Department
                      150 South Wacker Drive
                      Suite 2900
                      Chicago, Illinois  60606
                      312-683-3323

     YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

RESORT INCOME INVESTORS, INC.

150 SOUTH WACKER DRIVE
SUITE 2900
CHICAGO, ILLINOIS  60606
312-683-3323


This Proxy is solicited on behalf of the Board of Directors


     The undersigned hereby appoints John R. Young and Don S. Hershman, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the Shares of Beneficial Interest of Resort Income Investors, Inc. (the "Company") held of record by the undersigned on May 15, 1997, at the Annual Meeting of Shareholders when convened on June 25, 1997, or any adjournment thereof.





                    Continued on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. PROPOSAL to elect three Directors to hold office until the next Annual Meeting of Stockholders, or otherwise as provided in the Bylaws of the Company. (check one box):

                                             FOR             AGAINST

     THOMAS A. ELLSWORTH                     [  ]              [  ]

     DANIEL D. LANE                          [  ]              [  ]

     JOHN R. YOUNG                           [  ]              [  ]

     For:  except vote withheld from the following nominee(s):

                                 _______________________________

2. PROPOSAL to concur in the selection of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. (check one box):

           FOR        AGAINST          ABSTAIN

           [  ]         [  ]             [  ]

3. In their discretion, the Proxies are authorized to transact any other business as may properly come before the Meeting, or any adjournment thereof.

                                 DATED:_______________________, 1997


____________________________________
     Signature


____________________________________
     Signature if held jointly

Sign exactly as name appears at left. If joint tenant, both should sign. If attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer. If partnership, sign in full partnership name by authorized person.


PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED ENVELOPE. PLEASE CONTACT THE COMPANY'S PROXY SOLICITOR, CHASE MELLON SHAREHOLDER SERVICES, AT (800)667-6589, WITH ANY QUESTIONS REGARDING THE ABOVE.